Blue Owl Capital Inc. Second Quarter 2026 Earnings July 30, 2026

2 About Blue Owl Blue Owl (NYSE: OWL) is a leading asset manager that is redefining alternatives®. With $319 billion in assets under management as of June 30, 2026, we invest across three multi-strategy platforms: Credit, Real Assets and GP Strategic Capital. Anchored by a strong permanent capital base, we provide businesses with private capital solutions to drive long-term growth and offer institutional investors, individual investors, and insurance companies differentiated alternative investment opportunities that aim to deliver strong performance, risk-adjusted returns, and capital preservation. Together with over 1,380 experienced professionals globally, Blue Owl brings the vision and discipline to create the exceptional. To learn more, visit www.blueowl.com. Forward-Looking Statements Certain statements made in this presentation are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this presentation, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of acquisitions; costs related to acquisitions; the inability to maintain the listing of Blue Owl’s shares on the New York Stock Exchange; Blue Owl’s ability to manage growth; Blue Owl’s ability to execute its business plan and meet its projections; potential litigation involving Blue Owl; changes in applicable laws or regulations; and the possibility that Blue Owl may be adversely affected by other economic, business, geopolitical and competitive factors. The information contained in this presentation is summary information that is intended to be considered in the context of Blue Owl’s filings with the Securities and Exchange Commission (“SEC”) and other public announcements that Blue Owl may make, by press release or otherwise, from time to time. Blue Owl also uses its website, its corporate X account (@BlueOwlCapital or www.x.com/BlueOwlCapital) and its corporate LinkedIn account (www.linkedin.com/company/blue-owl-capital) to distribute company information, including assets under management and performance information, and such information may be deemed material. Accordingly, investors should monitor Blue Owl’s website (www.blueowl.com), any alerts and social media channels. Blue Owl undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. These materials contain information about Blue Owl and its affiliates and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of Blue Owl or information about the market, as indicative of future results, the achievement of which cannot be assured. Throughout this presentation, all current period amounts are preliminary and unaudited, “LTM” refers to the last twelve months, “nm” indicates data has not been presented as it was deemed not meaningful, and “KPIs” refers to key performance indicators. Totals may not sum due to rounding. Disclosures

3 Disclosures Non-GAAP Financial Measures; Other Financial and Operational Data This presentation includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. Blue Owl believes that the use of these non-GAAP financial measures provides an additional tool for investors and potential investors to use in evaluating its ongoing operating results and trends. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See the footnotes on the slides where these measures are discussed and reconciled to the most directly comparable GAAP measures. Exact Net IRRs and multiples cannot be calculated for individual investments held by Blue Owl’s products, or a subset of such investments, due to the lack of a mechanism to precisely allocate fees, taxes, transaction costs, expenses and general partner carried interest. Valuations are as of the dates provided herein and do not take into account subsequent events, including the impact of inflation and rising interest rates, which can be expected to have an adverse effect on certain entities identified or contemplated herein. For the definitions of certain terms used in this presentation, please refer to the “Defined Terms” slides in the appendix. Important Notice No representations or warranties, express or implied, are given in, or in respect of, this presentation. To the fullest extent permitted by law, in no circumstances will Blue Owl or any of its subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. This presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Blue Owl. Viewers of this presentation should each make their own evaluation of Blue Owl and of the relevance and adequacy of the information contained herein and should make such other investigations as they deem necessary. This communication does not constitute an offer to sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice or any other service by Blue Owl or any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Blue Owl or its advisors. Industry and Market Data This presentation may contain information obtained from third parties, including ratings from credit ratings agencies such as Fitch, Moody's and Standard & Poor’s Ratings. Such information has not been independently verified and, accordingly, Blue Owl makes no representation or warranty in respect of this information. Reproduction and distribution of third party content in any form is prohibited except with the prior written permission of the related third party. Third party content providers do not guarantee the accuracy, completeness, timeliness or availability of any information, including ratings, and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such content. THIRD PARTY CONTENT PROVIDERS GIVE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. THIRD PARTY CONTENT PROVIDERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, EXEMPLARY, COMPENSATORY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, COSTS, EXPENSES, LEGAL FEES, OR LOSSES (INCLUDING LOST INCOME OR PROFITS AND OPPORTUNITY COSTS OR LOSSES CAUSED BY NEGLIGENCE) IN CONNECTION WITH ANY USE OF THEIR CONTENT, INCLUDING RATINGS. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice. Copyright© Blue Owl Capital Inc. 2026. All rights reserved.

Blue Owl Overview

With $319 billion of assets under management, Blue Owl is a leading asset manager that is redefining alternatives®.

Investment Platforms

Credit

- Financing partner of choice for private companies across the direct lending and alternative credit markets
- Demonstrated ability to source proprietary investment opportunities with $199 billion in gross direct lending originations since inception
- Complementary Credit strategies include Investment Grade Credit, Alternative Credit, Liquid Credit, Healthcare Opportunities, and Strategic Equity

$158.1B	Assets Under Management
835+	Direct Lending Deals Closed
160+	Unique Sponsors Closed Deals in Direct Lending Since Inception

Real Assets

- Flexible and bespoke capital solutions to investment grade and creditworthy tenants, borrowers and hyperscalers
- Ability to invest up and down the capital structure, in public and private investments, at varying costs of capital
- A leader in net lease; demonstrated performance across market cycles has led to robust support and repeat business from industry-leading partners

$89.4B	Assets Under Management
6,125+	Properties Owned
870+	Tenant Relationships/ Partnerships

GP Strategic Capital

- Provides innovative minority equity and financing solutions to private capital managers
- Deep and extensive relationships across the alternative asset management ecosystem
- Successfully completed over 100 equity and debt transactions since inception

$71.5B	Assets Under Management
87%	Market Share for GP Minority Stakes Deals $600 Million+ Since Inception
70+	Partnerships Since Inception

As of June 30, 2026. Past performance is not a guarantee of future results.

4

5 AUM Growth and Diversification More Than Tripled AUM and Meaningfully Diversified in over Four Years Direct Lending, 42% Net Lease, 16% GP Strategic Capital, 42% Direct Lending, 36% Alternative Credit, 5% IG Credit, 6% Liquid/ Other Credit, 3% Net Lease, 17% Digital Infrastructure, 6% Real Estate Credit, 5% GP Strategic Capital, 22% 4Q’21 AUM $94 billion 2Q'26 AUM $319 billion

6 Second Quarter 2026 Highlights Financial Results • GAAP Net Income of $11.4 million, or $0.02 per basic and $0.02 per diluted Class A Share • Fee-Related Earnings of $392.2 million, or $0.25 per Adjusted Share • Distributable Earnings of $351.2 million, or $0.22 per Adjusted Share Capital Metrics • AUM of $319.0 billion, up 12% since June 30, 2025 ◦ FPAUM of $190.6 billion, up 7% since June 30, 2025 ◦ Permanent Capital of $225.0 billion, up 10% since June 30, 2025 ◦ AUM Not Yet Paying Fees of $31.1 billion, reflecting expected annual FRE management fees of approximately $380 million once deployed • New Capital Commitments Raised of $7.8 billion ($7.6 billion new equity capital) in the quarter • FPAUM Raised and Deployed of $5.3 billion in the quarter Corporate For information on and reconciliation of the Company's non-GAAP measures, please see slides 33 to 37. • Annual Dividend of $0.92 per Class A Share announced for 2026 ◦ Dividend of $0.23 per Class A Share declared for the quarter

GAAP Results (Unaudited)

(dollars in thousands, except per share data)	Quarter Ended 2Q'26	Quarter Ended 2Q'25	% Change	Last Twelve Months 2Q'26	Last Twelve Months 2Q'25	% Change
GAAP Revenues						
Management Fees[1]	$ 661,565	$ 623,369	6%	$ 2,630,700	$ 2,307,967	14%
Administrative, Transaction and Other Fees	102,453	78,758	30%	366,950	298,710	23%
Fee Offsets[2]	(11,068)	—	nm	(32,849)	—	nm
Total Management and Other Fees, Net	752,950	702,127	7%	2,964,801	2,606,677	14%
Performance Revenues	102	979	(90%)	25,648	12,154	111%
GAAP Revenues	**753,052**	**703,106**	**7%**	**2,990,449**	**2,618,831**	**14%**
GAAP Expenses						
Compensation and Benefits	359,408	326,300	10%	1,390,082	1,217,829	14%
Amortization of Intangible Assets	85,478	89,472	(4%)	350,023	324,272	8%
General, Administrative and Other Expenses	191,755	188,052	2%	744,770	621,556	20%
GAAP Expenses	**636,641**	**603,824**	**5%**	**2,484,875**	**2,163,657**	**15%**
GAAP Results						
GAAP Net Income Attributable to Blue Owl Capital Inc.	**11,393**	**17,426**	**(35%)**	**80,912**	**75,404**	**7%**
Earnings per Class A Share						
Basic	$ 0.02	$ 0.03				
Diluted	$ 0.02	$ 0.02				
Supplemental Information						
GAAP Margin	9.4%	12.0%		13.0%	11.9%	
Management Fees as % from Permanent Capital	85%	82%		85%	86%	

Note 1. Includes Part I Fees of $137,041, $137,965, $572,302 and $548,777 for 2Q'26, 2Q'25, 2Q'26 LTM and 2Q'25 LTM, respectively, and includes $4,891, $7,139, $17,500 and $20,189 of catch-up fees for 2Q'26, 2Q'25, 2Q'26 LTM and 2Q'25 LTM, respectively.
Note 2. Fee Offsets refers to management fee offsets as a result of amortization of incentives paid to certain investors in our products. 2Q'26 LTM includes Fee Offsets of $(11,068), $(10,872), $(8,457) and $(2,452) for 2Q'26, 1Q'26, 4Q'25 and 3Q'25, respectively.

7

8 Historical Trends (GAAP) • GAAP Management Fees of $2,630.7 million for the last twelve months, increased 14% compared to prior year • GAAP Consolidated Net Income of $338.4 million for the last twelve months, compared to $277.7 million in the prior year • GAAP Net Income Attributable to Class A Shares of $80.9 million for the last twelve months, compared to $75.4 million in the prior year GAAP Management Fees Net Income Attributable to Class A SharesConsolidated Net Income (dollars in millions) (dollars in millions) (dollars in millions) $623.4 $661.6 $2,308.0 $2,630.7 2Q’25 2Q’26 2Q'25 LTM 2Q'26 LTM $17.4 $11.4 $75.4 $80.9 2Q’25 2Q’26 2Q'25 LTM 2Q'26 LTM $70.7 $60.7 $277.7 $338.4 2Q’25 2Q’26 2Q'25 LTM 2Q'26 LTM

9 2Q'26 vs 2Q'25 - Earnings Growth 7% Growth 9% Growth 9% Growth $646.1 $693.6 2Q’25 2Q’26 $323.0 $351.2 2Q’25 2Q’26 $358.3 $392.2 2Q’25 2Q’26 FRE DEFRE Revenues For information on and reconciliation of the Company's non-GAAP measures, please see slides 33 to 37. (dollars in millions) (dollars in millions)(dollars in millions)

Non-GAAP Results (Unaudited)

(dollars in thousands, except per share data)	Quarter Ended 2Q'26	Quarter Ended 2Q'25	% Change	Last Twelve Months 2Q'26	Last Twelve Months 2Q'25	% Change
FRE Revenues						
FRE Management Fees[1]	$ 672,608	620,152	8%	$ 2,674,875	2,318,780	15%
FRE Administrative, Transaction and Other Fees	31,918	25,779	24%	122,450	102,843	19%
Fee Offsets[2]	(11,068)	—	nm	(32,849)	—	nm
Total FRE Management and Other Fees, Net	693,458	645,931	7%	2,764,476	2,421,623	14%
FRE Performance Revenues	102	119	(14%)	17,437	8,628	102%
FRE Revenues	**693,560**	**646,050**	**7%**	**2,781,913**	**2,430,251**	**14%**
FRE Expenses						
FRE Compensation and Benefits	194,935	188,942	3%	784,427	710,873	10%
FRE General, Administrative and Other Expenses	92,885	88,859	5%	358,727	308,346	16%
FRE Expenses	**287,820**	**277,801**	**4%**	**1,143,154**	**1,019,219**	**12%**
Fee-Related Earnings	**392,180**	**358,343**	**9%**	**1,578,608**	**1,370,927**	**15%**
Distributable Earnings	**351,240**	**323,014**	**9%**	**1,367,324**	**1,201,714**	**14%**
Adjusted Per Share Information						
Fee-Related Earnings per Adjusted Share	$ 0.25	$ 0.23				
Distributable Earnings per Adjusted Share	$ 0.22	$ 0.21				
Supplemental Information						
FRE Margin	58.5%	57.0%		58.9%	58.1%	
FRE Management Fees as % from Permanent Capital	85%	85%		85%	87%	

For information on and reconciliation of the Company's non-GAAP measures, please see slides 33 to 37.

Note 1. Includes Part I Fees of $137,041, $137,965, $572,302 and $548,777 for 2Q'26, 2Q'25, 2Q'26 LTM and 2Q'25 LTM, respectively, and includes $4,891, $7,139, $17,500 and $20,189 of catch-up fees for 2Q'26, 2Q'25, 2Q'26 LTM and 2Q'25 LTM, respectively.

Note 2. Fee Offsets refers to management fee offsets as a result of amortization of incentives paid to certain investors in our products. 2Q'26 LTM includes Fee Offsets of $(11,068), $(10,872), $(8,457) and $(2,452) for 2Q'26, 1Q'26, 4Q'25 and 3Q'25, respectively.

10

11 Historical Trends (Non-GAAP) • FRE Management Fees of $2,674.9 million for the last twelve months, increased 15% compared to prior year • Fee-Related Earnings of $1,578.6 million for the last twelve months, increased 15% compared to prior year • Distributable Earnings of $1,367.3 million for the last twelve months, increased 14% compared to prior year FRE Management Fees Distributable EarningsFee-Related Earnings (dollars in millions) (dollars in millions) (dollars in millions) $323.0 $351.2 $1,201.7 $1,367.3 2Q’25 2Q’26 2Q'25 LTM 2Q'26 LTM $358.3 $392.2 $1,370.9 $1,578.6 2Q’25 2Q’26 2Q'25 LTM 2Q'26 LTM $620.2 $672.6 $2,318.8 $2,674.9 2Q’25 2Q’26 2Q'25 LTM 2Q'26 LTM For information on and reconciliation of the Company's non-GAAP measures, please see slides 33 to 37.

12 Assets Under Management • AUM of $319.0 billion, increased 12% since June 30, 2025 ◦ The increase was primarily driven by capital raised, change in debt and appreciation across the business, partially offset by distributions • FPAUM of $190.6 billion, increased 7% since June 30, 2025 ◦ The increase was primarily driven by capital raised across the business and deployment in Credit, partially offset by distributions • Permanent Capital of $225.0 billion, increased 10% since June 30, 2025 ◦ Permanent Capital generated 85% of FRE management fees during the last twelve months • AUM Not Yet Paying Fees totaled $31.1 billion, reflecting expected annual FRE management fees of approximately $380 million once deployed AUM Fee-Paying AUM Permanent Capital Credit GP Strategic CapitalReal Assets (dollars in billions) (dollars in billions) (dollars in billions) $284.1 $319.0 $145.5 $158.1 $71.5 $89.4 $67.1 $71.5 2Q’25 2Q’26 $177.5 $190.6 $93.7 $97.2 $45.4 $52.0 $38.4 $41.4 2Q’25 2Q’26 $204.6 $225.0 $114.5 $120.9 $23.4 $33.1 $66.6 $71.0 2Q’25 2Q’26

Fundraising

- **New Capital Commitments Raised** of $7.8 billion in the quarter
  - New Capital Commitments Raised of $50.5 billion during the last twelve months
- **Total Equity Fundraise** of $7.6 billion during the quarter was driven by $4.4 billion in Real Assets, $1.8 billion in Credit, and $1.3 billion in GP Strategic Capital
  - Total Equity Fundraise of $39.8 billion during the last twelve months
- **Private Wealth Equity Fundraise** of $1.7 billion during the quarter was primarily driven by net lease and direct lending
  - Private Wealth Equity Fundraise of $13.8 billion during the last twelve months
- **Institutional Equity Fundraise** of $5.9 billion during the quarter was primarily driven by net lease, real estate credit, investment grade credit, direct lending, and GP minority stakes
  - Institutional Equity Fundraise of $26.1 billion during the last twelve months

Total Equity Fundraise

(dollars in billions)



$12.1
$0.4
$5.8
$5.8
$7.6
$1.3
$4.4
$1.8
$36.1
$7.7
$11.1
$17.3
$39.8
$5.6
$17.5
$16.7
2Q'25
2Q'26
2Q'25 LTM
2Q'26 LTM
Credit
Real Assets
GP Strategic Capital

2Q'26 Highlights

Credit:

- Investment grade credit products raised $0.7 billion
- Raised $0.3 billion in our continuously offered BDCs
- Raised $0.5 billion across other new and existing direct lending products
- Incremental raise of $0.2 billion in alternative credit and liquid credit strategies

Real Assets:

- Raised $2.0 billion in our seventh vintage drawdown product in our net lease strategy
- Raised $1.0 billion in our real estate investment trusts in our net lease and digital infrastructure strategies
- Real estate credit strategy raised $0.7 billion
- Incremental raise of $0.7 billion in other new and existing products across the platform

GP Strategic Capital:

- Raised $0.8 billion in our large cap minority equity stakes strategy
- Raised $0.5 billion for a continuation vehicle in conjunction with a strip sale

13

Credit Platform

- **AUM** of $158.1 billion, increased 9% since June 30, 2025
  - The increase was primarily driven by capital raised in products from the direct lending and alternative credit strategies, partially offset by distributions in the direct lending strategy
- **FPAUM** of $97.2 billion, increased 4% since June 30, 2025
  - The increase was primarily driven by capital raised in products from the direct lending and alternative credit strategies, and deployment across the platform, partially offset by distributions primarily in the direct lending strategy
- **Direct Lending Originations** during the quarter were $3.6 billion with net deployment of $0.6 billion
  - Direct Lending Originations for the last twelve months were $33.2 billion with net deployment of $6.3 billion
- **AUM Not Yet Paying Fees** totaled $17.5 billion, reflecting expected annual FRE management fees of approximately $229 million once deployed

AUM

(dollars in billions)



$145.5
$158.1
2Q'25
2Q'26

Fee-Paying AUM

(dollars in billions)



$93.7
$97.2
2Q'25
2Q'26

Platform Performance

Gross Returns	2Q'26	2Q'26 LTM
Direct Lending[1]	2.6%	8.3%
Alternative Credit[1]	2.4%	11.4%

Note 1. Gross and net returns are represented by a composite comprised of certain Credit products within the direct lending and alternative credit investment strategies. The composite excludes products that have been deploying capital for less than two years as such information is generally not meaningful. The net returns for the aforementioned direct lending strategy were 1.7% and 4.8% for 2Q'26 and 2Q'26 LTM, respectively. The net returns for the aforementioned alternative credit strategy were 1.9% and 8.8% for 2Q'26 and 2Q'26 LTM, respectively. Past performance is not a guarantee of future results.

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Real Assets Platform

- **AUM** of $89.4 billion, increased 25% since June 30, 2025
  - The increase was primarily driven by capital raised across the platform, including by our seventh vintage drawdown product and our real estate investment trusts in our net lease and digital infrastructure strategies
- **FPAUM** of $52.0 billion, increased 15% since June 30, 2025
  - The increase was primarily driven by capital raised, including by our real estate investment trusts in our net lease and digital infrastructure strategies
- **AUM Not Yet Paying Fees** totaled $12.8 billion, reflecting expected annual FRE management fees of approximately $141 million once deployed

AUM

(dollars in billions)



$71.5
$89.4
2Q'25
2Q'26

Fee-Paying AUM

(dollars in billions)



$45.4
$52.0
2Q'25
2Q'26

Platform Performance

Gross Returns	2Q'26	2Q'26 LTM
Net Lease[1]	3.1%	13.6%
Real Estate Credit[1]	1.9%	8.1%
Digital Infrastructure[1][2]	3.1%	6.0%

Gross IRR Since Inception as of June 30, 2026	
Net Lease[3]	
Blue Owl Real Estate Fund IV	17.0%
Blue Owl Real Estate Fund V	12.3%
Blue Owl Real Estate Fund VI	24.2%
Digital Infrastructure[2][4]	
Blue Owl Digital Infrastructure Fund I	15.5%
Blue Owl Digital Infrastructure Fund II	11.7%
Blue Owl Digital Infrastructure Fund III	25.0%

Note 1. Gross and net returns are represented by a composite comprised of certain Real Assets products within the net lease, real estate credit (excluding insurance) and digital infrastructure investment strategies. The composite for the digital infrastructure strategy excludes Blue Owl Digital Infrastructure Fund I beginning 4Q'25 as the product was fully realized during that quarter. The composite excludes products that have been deploying capital for less than two years as such information is generally not meaningful. The net returns for the aforementioned net lease strategy were 2.5% and 10.8% for 2Q'26 and 2Q'26 LTM, respectively. The net returns for the aforementioned real estate credit strategy (excluding insurance) were 1.9% and 7.9% for 2Q'26 and 2Q'26 LTM, respectively. The net returns for the aforementioned digital infrastructure strategy were 2.1% and 4.0% for 2Q'26 and 2Q'26 LTM, respectively. Note 2. Information for these vehicles is presented on a quarter lag. Note 3. Net IRR since inception as of June 30, 2026 for Blue Owl Real Estate Fund IV, Blue Owl Real Estate Fund V and Blue Owl Real Estate Fund VI was 14.7%, 9.5% and 17.8%, respectively. Note 4. Net IRR since inception as of June 30, 2026 for Blue Owl Digital Infrastructure Fund I, Blue Owl Digital Infrastructure Fund II and Blue Owl Digital Infrastructure Fund III was 11.7%, 8.4% and 11.3%, respectively. Past performance is not a guarantee of future results.

15

GP Strategic Capital Platform

- **AUM** of $71.5 billion, increased 7% since June 30, 2025
  - The increase was primarily driven by capital raised in our minority equity stakes strategy, including our sixth vintage product and a strip sales transaction
- **FPAUM** of $41.4 billion, increased 8% since June 30, 2025
  - The increase was primarily driven by capital raised in our minority equity stakes strategy, including our sixth vintage product and a strip sales transaction
- **AUM Not Yet Paying Fees** totaled $0.8 billion, reflecting expected annual FRE management fees of approximately $10 million once deployed

AUM

(dollars in billions)


$67.1
$71.5
2Q'25
2Q'26

Fee-Paying AUM

(dollars in billions)


$38.4
$41.4
2Q'25
2Q'26

Platform Performance

Gross IRR Since Inception as of June 30, 2026[(1)]	
Blue Owl GP Stakes III	27.8%
Blue Owl GP Stakes IV	47.6%
Blue Owl GP Stakes V	19.1%

Note 1. Net IRR since inception as of June 30, 2026 for Blue Owl GP Stakes III, Blue Owl GP Stakes IV and Blue Owl GP Stakes V was 21.5%, 30.9% and 7.6%, respectively.
Past performance is not a guarantee of future results.

16

Supplemental Information

18 As of June 30, 2026, the average maturity of the Company's outstanding notes is ~9 years. Note 1. Cost of debt reflects average annual after tax interest rate on notes outstanding, assuming a 22% tax rate. Excludes borrowings under the Revolving Credit Facility. Supplemental Liquidity Metrics Credit Ratings BBB+ Baa2 Fitch Moody's BBB S&P Total Debt ($M) Available Liquidity ($M) 3.8% Cost of Debt(1) $759 $169 $1,094 Revolving Credit Facility Cash and Cash Equivalents $3,855 $1,000 $700 $400 $350 $60 $1,345 Revolving Credit Facility 2028 Unsecured Notes 2051 Unsecured Notes 2032 Unsecured Notes 2031 Unsecured Notes 2034 Unsecured Notes $1.3B Available Liquidity

19 As of June 30, 2026, AUM not yet paying fees totaled $31.1 billion, reflecting expected annual management fees of approximately $380 million once deployed. FPAUM to AUM Bridge $51.2 $71.6 $28.6 $190.6 $319.0 $97.2 $17.5 $10.4 $33.0 $158.1 $52.0 $12.8 $21.7 $89.4 $41.4 $7.5 $21.8 $71.5 $31.1 $20.8 $76.5 Credit Real Assets GP Strategic Capital FPAUM AUM Not Yet Paying Fees Fee-Exempt AUM Net Appreciation, Leverage and Other AUM $2.8 $0.8 (dollars in billions)

20 AUM and FPAUM Rollforwards Three Months Ended June 30, 2026 Twelve Months Ended June 30, 2026 (dollars in millions) Credit Real Assets GP Strategic Capital Total Credit Real Assets GP Strategic Capital Total AUM Beginning Balance $ 159,239 $ 85,080 $ 70,608 $ 314,927 $ 145,468 $ 71,486 $ 67,131 $ 284,085 New capital raised 1,763 4,448 1,339 7,550 16,720 17,550 5,553 39,823 Change in debt 491 (205) — 286 6,810 3,899 — 10,709 Distributions (4,782) (1,073) (350) (6,205) (16,452) (5,426) (3,784) (25,662) Change in value / other 1,412 1,118 (75) 2,455 5,577 1,859 2,622 10,058 Ending Balance $ 158,123 $ 89,368 $ 71,522 $ 319,013 $ 158,123 $ 89,368 $ 71,522 $ 319,013 FPAUM Beginning Balance $ 98,850 $ 49,836 $ 39,724 $ 188,410 $ 93,684 $ 45,366 $ 38,432 $ 177,482 New capital raised / deployed 1,253 2,371 1,637 5,261 14,318 12,051 5,449 31,818 Fee basis step down — — — — (134) (2,046) (1,503) (3,683) Distributions (3,687) (706) — (4,393) (13,572) (4,281) (1,376) (19,229) Change in value / other 753 538 21 1,312 2,873 949 380 4,202 Ending Balance $ 97,169 $ 52,039 $ 41,382 $ 190,590 $ 97,169 $ 52,039 $ 41,382 $ 190,590

21 AUM and FPAUM by Strategy As of June 30, 2026 (dollars in millions) AUM % AUM FPAUM % FPAUM Credit Direct Lending - Non-Traded BDCs 51,491 16% 21,246 11% Direct Lending - Other 63,568 20% 40,108 21% Direct Lending 115,059 36% 61,354 32% Alternative Credit 14,648 5% 9,371 5% Investment Grade Credit 18,409 6% 17,772 9% Liquid Credit 5,924 2% 5,527 3% Other 4,083 1% 3,145 2% Credit $ 158,123 50% $ 97,169 51% Real Assets Net Lease 53,383 17% 24,261 13% Real Estate Credit 17,543 5% 15,362 7% Digital Infrastructure 18,442 6% 12,416 7% Real Assets $ 89,368 28% $ 52,039 27% GP Strategic Capital GP Minority Stakes 67,511 21% 39,212 21% GP Debt Financing 2,726 1% 1,484 1% Professional Sports Minority Stakes 1,285 0% 686 0% GP Strategic Capital $ 71,522 22% $ 41,382 22% Blue Owl $ 319,013 $ 190,590

Product Performance

(dollars in millions)	Year of Inception	AUM	Capital Raised[6]	Invested Capital[7]	Realized Proceeds[8]	Unrealized Value[9]	Total Value	MoIC		IRR	
								Gross[10]	Net[11]	Gross	Net
Credit Platform											
Direct Lending[1]											
Blue Owl Credit Income Corp. (OCIC)	2020	44,732	23,988	19,797	4,416	19,147	23,563	1.25x	1.19x	11.4%	8.5%
Blue Owl Technology Income Corp. (OTIC)	2022	7,182	4,382	2,956	790	2,835	3,625	1.30x	1.23x	10.8%	8.1%
Alternative Credit											
Blue Owl Asset Special Opportunities Fund VIII[2]	2021	1,754	1,849	1,711	603	1,879	2,482	1.51x	1.45x	17.0%	12.7%
Real Assets Platform											
Net Lease											
Blue Owl Real Estate Fund IV	2017	577	1,250	1,239	1,565	247	1,812	1.52x	1.46x	17.0%	14.7%
Blue Owl Real Estate Net Lease Property Fund	2019	6,943	5,288	5,222	2,573	3,803	6,376	1.24x	1.22x	7.8%	7.2%
Blue Owl Real Estate Fund V	2020	3,993	2,500	2,500	1,198	2,094	3,292	1.42x	1.32x	12.3%	9.5%
Blue Owl Real Estate Net Lease Trust[1][3]	2022	14,900	9,622	9,622	907	8,820	9,727	nm	nm	nm	nm
Blue Owl Real Estate Fund VI	2022	8,606	5,163	3,393	348	3,998	4,346	1.38x	1.28x	24.2%	17.8%
Digital Infrastructure[2]											
Blue Owl Digital Infrastructure Fund I[4]	2016	nm	1,484	1,678	2,954	105	3,059	1.82x	1.70x	15.5%	11.7%
Blue Owl Digital Infrastructure Fund II	2020	5,242	3,805	3,312	28	4,901	4,929	1.49x	1.41x	11.7%	8.4%
Blue Owl Digital Infrastructure Fund III	2022	8,058	7,170	5,320	—	6,518	6,518	1.23x	1.16x	25.0%	11.3%
GP Strategic Capital Platform											
GP Minority Stakes[5]											
Blue Owl GP Stakes III	2015	9,649	5,318	3,300	4,942	5,102	10,044	3.84x	3.04x	27.8%	21.5%
Blue Owl GP Stakes IV	2018	14,731	9,041	6,621	7,860	6,444	14,304	2.70x	2.16x	47.6%	30.9%
Blue Owl GP Stakes V	2020	14,049	12,852	8,169	3,070	6,185	9,255	1.31x	1.13x	19.1%	7.6%

Past performance is not a guarantee of future results. Funds presented herein represent products that meet certain quantitative and qualitative criteria that management uses to evaluate each product's contribution to the overall financial performance of Blue Owl, as a whole. Additionally, excludes products that have been deploying capital for less than two years, as such information is generally not meaningful, and publicly listed BDCs.

Note 1. Information presented in the AUM through IRR columns for these vehicles is presented on a quarter lag due to these vehicles being public filers with the SEC and not yet filing their quarterly information as of our filing date. Additional information related to these vehicles can be found in their filings with the SEC, which are not part of this presentation. Note 2. Information presented in the Invested Capital through IRR columns for this vehicle is presented on a quarter lag. Note 3. MoIC and IRR are nm as we consider total net return to be a useful measure of the overall investment performance for this product. Total net return was 8.9% as of March 31, 2026, calculated as the change in NAV per Class I share since inception (annualized) plus any distributions per share declared in the period and assumes any distributions are reinvested in accordance with our distribution reinvestment plan. Note 4. AUM for Blue Owl Digital Infrastructure Fund I is nm as the product was fully realized during 4Q'25. Note 5. Information presented in the Invested Capital through IRR columns for these vehicles is presented on a quarter lag and is exclusive of investments made by the related carried interest vehicles of the respective products. Note 6. Includes reinvested dividends and share repurchases, if applicable. Note 7. For the Credit Platform, invested capital includes capital calls, reinvested dividends, periodic investor closes and tender offers, as applicable. For the Real Assets Platform, invested capital includes investments by the general partner, capital calls, dividends reinvested, recallable and recycled capital which has been reinvested, and periodic investor closes, as applicable. For the GP Strategic Capital Platform, invested capital includes capital calls. Note 8. Realized proceeds represent the sum of all cash distributions to investors. Note 9. Unrealized value represents the product's NAV. There can be no assurance that unrealized values will be realized at the valuations indicated. Note 10. Gross MoIC is calculated by adding total realized proceeds and unrealized values of a product's investments and dividing by the total amount of invested capital. Gross MoIC is calculated before giving effect to management fees (including Part I Fees), Part II Fees and carried interest, as applicable, but net of all other expenses. Note 11. Net MoIC measures the aggregate value generated by a product's investments in absolute terms. Net MoIC is calculated by adding total realized proceeds and unrealized values of a product's investments and dividing by the total amount of invested capital. Net MoIC is calculated after giving effect to management fees (including Part I Fees) and Part II Fees and carried interest, as applicable.

22

Diversified BDC KPIs

Investments

(dollars in millions)

	OBDC	OCIC
Portfolio Diversification		
First Lien Positions	72%	87%
Second Lien Positions	5%	4%
Joint Venture / Specialty Finance[1]	13%	5%
Other	10%	4%
# of Industries	30	31
Average Position Size	0.4%	0.3%
Borrower Profile		
Rated 1-2	91%	94%
Rated 3-5	9%	6%
Weighted-Average LTV[2]	47%	43%
Weighted-Average Revenue	$1,042	$1,223
Weighted-Average EBITDA	$239	$293
Borrower Interest Coverage	1.9x	2.1x
% Non-Accrual	1.0%	0.2%
Other		
% of Total PIK at Origination	88%	87%
% PE Sponsor Backed	89%	95%
YoY Revenue Growth Rate	6%	8%
YoY EBITDA Growth Rate	9%	4%
Annualized Net Loss Rate Since Inception[3]	(0.31%)	(0.14%)

Liquidity

(dollars in billions)

	OBDC	OCIC
Liquidity & Leverage		
Weighted-Average Debt Maturity (Years)[4]	4.1	5.6
Weighted-Average Asset Maturity (Years)	3.8	4.7
# Investment Grade Rated	4	4
Cash + Undrawn Debt	$4.1	$8.6
Level 2 Assets[5]	$0.1	$3.6
Unfunded Commitments	$1.7	$5.4
Equity (NAV)	$7.2	$19.1
Net Leverage	1.13x	0.83x
Debt Diversification		
# Debt Facilities	19	32
# Banks Lending	24	25

NO short term funding facilities or facilities which allow the lender to revalue private assets absent the occurrence of certain agreed upon adverse credit or performance events

Diversity of Funding Sources[6]



Revolver
SPV
CLO
Unsecured Notes
6%
18%
23%
53%
3%
35%
21%
41%

As of March 31, 2026, presented on a quarter lag due to these vehicles being public filers with the SEC and not yet filing their quarterly information as of our filing date. At fair value unless otherwise noted.
Note 1. Composed of joint ventures and specialty finance debt and equity investments in vehicles where the underlying loans are predominantly first-lien or asset-backed structures. Note 2. LTV represents the net ratio of "loan to value" for each portfolio company, weighted based on the fair value of the BDC's loan investment. The "attachment point" is the principal amount of debt that is senior to the BDC's loan investment, and that amount plus the principal amount of the loan in which the BDC invested and other equally ranked debt is the "last dollar" amount. "Value" represents an estimate of enterprise value of each portfolio company, a calculation that will vary by portfolio company and is updated on a quarterly basis. Note 3. Average of the annual net gain/loss rate since inception (where the annual total net realized gain/loss rate is calculated as the total net realized gain or loss for a given year, divided by the average quarterly investments at amortized cost for that year). Note 4. Based on committed debt. Note 5. Level 2 assets are investments with valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly. Note 6. Based on outstanding debt.

23

Tech BDC KPIs

Investments

(dollars in millions)

	OTF	OTIC
Portfolio Diversification		
First Lien Positions	78%	87%
Second Lien Positions	4%	4%
Joint Venture / Specialty Finance[1]	4%	3%
Other	14%	6%
# of Industries	37	40
Average Position Size	0.5%	0.6%
Borrower Profile		
Rated 1-2	91%	93%
Rated 3-5	9%	7%
Weighted-Average LTV[2]	40%	40%
Weighted-Average Revenue	$937	$1,092
Weighted-Average EBITDA	$285	$356
Borrower Interest Coverage	2.0x	2.1x
% Non-Accrual	0.1%	0.2%
Other		
% of Total PIK at Origination	99%	98%
% PE Sponsor Backed	95%	97%
YoY Revenue Growth Rate	7%	9%
YoY EBITDA Growth Rate	7%	8%
Annualized Net Gain Rate Since Inception[3]	0.29%	0.03%

Liquidity

(dollars in billions)

	OTF	OTIC
Liquidity & Leverage		
Weighted-Average Debt Maturity (Years)[4]	5.5	5.4
Weighted-Average Asset Maturity (Years)	4.4	4.4
# Investment Grade Rated	4	1
Cash + Undrawn Debt	$2.3	$1.9
Level 2 Assets[5]	$0.5	$0.5
Unfunded Commitments	$2.0	$0.7
Equity (NAV)	$7.6	$2.8
Net Leverage	0.85x	0.79x
Debt Diversification		
# Debt Facilities	14	9
# Banks Lending	15	10

NO short term funding facilities or facilities which allow the lender to revalue private assets absent the occurrence of certain agreed upon adverse credit or performance events

Diversity of Funding Sources[6]



Revolver
SPV
CLO
Unsecured Notes
24%
28%
13%
35%
13%
65%
11%
11%

As of March 31, 2026, presented on a quarter lag due to these vehicles being public filers with the SEC and not yet filing their quarterly information as of our filing date. At fair value unless otherwise noted.
Note 1. Composed of joint ventures and specialty finance debt and equity investments in vehicles where the underlying loans are predominantly first-lien or asset-backed structures. Note 2. LTV represents the net ratio of "loan to value" for each portfolio company, weighted based on the fair value of the BDC's loan investment. The "attachment point" is the principal amount of debt that is senior to the BDC's loan investment, and that amount plus the principal amount of the loan in which the BDC invested and other equally ranked debt is the "last dollar" amount. "Value" represents an estimate of enterprise value of each portfolio company, a calculation that will vary by portfolio company and is updated on a quarterly basis. Note 3. Average of the annual net gain/loss rate since inception (where the annual total net realized gain/loss rate is calculated as the total net realized gain or loss for a given year, divided by the average quarterly investments at amortized cost for that year). Note 4. Based on committed debt. Note 5. Level 2 assets are investments with valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly. Note 6. Based on outstanding debt.

24

25 OCIC Historical Repayments & Liquidity OCIC Repayments as a Multiple of Tender Offers by Quarter (2024 – 2026) Historically, repayment activity alone has generated sufficient liquidity to meet tender offer obligations without requiring additional liquidity sources, with a historical average of >3x coverage based on repayments alone OCIC Liquidity as a Multiple of Tender Offers by Quarter (2024 – 2026) Beyond the liquidity generated by regular portfolio repayments, OCIC maintains liquidity through available borrowing capacity and liquid investments, which we expect to provide what we view as meaningful cushion to meet shareholder repurchase requests even if repayment activity were to slow meaningfully. Note 1. 5% of prior quarter NAV is the amount authorized for repurchase by OCIC’s board, refer to OCIC’s public filings for actual amounts repurchased. Future tender offers are subject to approval by OCIC’s board. 1 1

26 Continued Strong Performance OCIC Public Market Equivalent (“PME”) Analysis Past performance is not a guarantee of future results. OCIC Class I return since inception through June 30, 2026. ORENT Class I returns since inception through June 30, 2026. Note 1. Returns are compounded monthly. Total return is calculated as the change in monthly NAV (assuming any dividends and distributions, net of shareholder servicing fees, are reinvested in accordance with the OCIC’s dividend reinvestment plan), if any, divided by the beginning NAV. Returns greater than one year are annualized. Returns reflect reinvestments of distributions and the deduction of ongoing expenses that are borne by investors, such as management fees, incentive fees, servicing fees, interest expense, offering costs, professional fees, director fees and other general and administrative expenses. An investment in OCIC is subject to a maximum upfront sales load (Class S: 3.5%, Class D: 1.5%, Class I: No sales load) which will reduce the amount of capital available for investment. Operating expenses may vary in the future based on the amount of capital raised, the adviser’s election to continue expense support, and other unpredictable variables. Fund inception 3/1/2021. Note 2. An investor cannot invest directly in an index. Index performance does not reflect fees and expenses which may include management fees, access fund expenses, and administrative fees. Leveraged Loans represented by the Morningstar LSTA US Leveraged Loan Index. High Yield represented by Bloomberg Corporate High Yield Index. Note 3. Returns are compounded monthly. Total return is calculated as the change in monthly NAV (assuming any dividends and distributions, net of shareholder servicing fees, are reinvested in accordance with ORENT’s distribution reinvestment plan), if any, divided by the beginning NAV. Returns reflect reinvestments of distributions and the deduction of ongoing expenses that are borne by investors, such as management fees, incentive fees, servicing fees, interest expense, offering costs, professional fees, director fees and other general and administrative expenses. An investment in ORENT is subject to a maximum upfront sales load (Class I: No sales load, Class D: 1.5%, Class N: 2.0%, Class S: 3.5%), which will reduce the amount of capital available for investment. Operating expenses may vary in the future based on the amount of capital raised, the adviser’s election to continue expense support, and other unpredictable variables. Fund inception 9/1/2022. Note 4. References to the public real estate market are based on the performance of the MSCI US REIT Index (source: MSCI US REIT Index Report June 30, 2026), using total return data for the period ended June 30, 2026. References to the private market are based on the performance of the NFI-ODCE Index (source: NFI-ODCE Index Preliminary Snapshot Report, June 30, 2026), using preliminary total return data for the period ended June 30, 2026. The NFI-ODCE (NCREIF Fund Index - Open-End Diversified Core Equity) is a fund-level capitalization weighted, time-weighted return index and includes property investments at ownership share, cash balances and leverage (i.e., returns reflect the fund's actual asset ownership positions and financing strategy). Indices listed do not represent benchmarks for the funds but allow for comparison of a fund's performance to an index. An investor cannot invest directly in an index. Index performance does not reflect fees and expenses which may include management fees, access fund expenses, and administrative fees. 3 4 41 2 ORENT vs. Public & Private Real Estate 2

Appendix

GAAP Results (Unaudited)

(dollars in thousands, except share and per share data)	Quarter Ended 2Q'26	Quarter Ended 2Q'25	Last Twelve Months 2Q'26	Last Twelve Months 2Q'25
Revenues				
Management and other fees, net (includes Part I Fees of $137,041, $137,965, $572,302 and $548,777)	$ 752,950	$ 702,127	$ 2,964,801	$ 2,606,677
Performance revenues	102	979	25,648	12,154
Total Revenues, Net	**753,052**	**703,106**	**2,990,449**	**2,618,831**
Expenses				
Compensation and benefits	359,408	326,300	1,390,082	1,217,829
Amortization of intangible assets	85,478	89,472	350,023	324,272
General, administrative and other expenses	191,755	188,052	744,770	621,556
Total Expenses	**636,641**	**603,824**	**2,484,875**	**2,163,657**
Other Loss				
Net gains (losses) on investments	(1,480)	(2,420)	6,290	(14,204)
Interest and dividend income	12,681	11,015	47,385	45,875
Interest expense	(47,740)	(41,986)	(174,866)	(147,205)
Change in TRA liability	(2,918)	(2,026)	(12,619)	2,737
Change in warrant liability	—	—	—	(26,650)
Change in earnout liability	(6,009)	20,629	18,089	(4,698)
Total Other Loss	**(45,466)**	**(14,788)**	**(115,721)**	**(144,145)**
Income Before Income Taxes	**70,945**	**84,494**	**389,853**	**311,029**
Income tax expense	10,281	13,798	51,475	33,284
Consolidated Net Income	**60,664**	**70,696**	**338,378**	**277,745**
Net income attributable to noncontrolling interests	(49,271)	(53,270)	(257,466)	(202,341)
Net Income Attributable to Blue Owl Capital Inc.	**$ 11,393**	**$ 17,426**	**$ 80,912**	**$ 75,404**
Net Income Attributable to Class A Shares	$ 11,393	$ 17,426	$ 80,912	$ 75,404
Earnings per Class A Share				
Basic	$ 0.02	$ 0.03		
Diluted	$ 0.02	$ 0.02		
Weighted-Average Class A Shares				
Basic	688,509,841	649,685,215		
Diluted	688,509,841	656,056,036		

28

29 Quarter Ended (dollars in thousands, except per share data) 2Q'26 1Q'26 4Q'25 3Q'25 2Q'25 GAAP Revenues Management Fees $ 661,565 $ 663,844 $ 657,184 $ 648,107 $ 623,369 Administrative, Transaction and Other Fees 102,453 94,774 87,576 82,147 78,758 Fee Offsets (11,068) (10,872) (8,457) (2,452) — Total Management and Other Fees, Net 752,950 747,746 736,303 727,802 702,127 Performance Revenues 102 6,065 19,293 188 979 GAAP Revenues 753,052 753,811 755,596 727,990 703,106 GAAP Expenses Compensation and Benefits 359,408 375,874 313,426 341,374 326,300 Amortization of Intangible Assets 85,478 84,538 87,355 92,652 89,472 General, Administrative and Other Expenses 191,755 183,910 187,817 181,288 188,052 GAAP Expenses 636,641 644,322 588,598 615,314 603,824 GAAP Results GAAP Net Income Attributable to Blue Owl Capital Inc. 11,393 15,542 47,667 6,310 17,426 Earnings per Class A Share Basic $ 0.02 $ 0.02 $ 0.07 $ 0.01 $ 0.03 Diluted $ 0.02 $ 0.02 $ 0.07 $ 0.01 $ 0.02 GAAP Results Summary (Unaudited)

GAAP Revenues (Unaudited)

	Quarter Ended			Last Twelve Months		
(dollars in thousands)	2Q'26	2Q'25	% Change	2Q'26	2Q'25	% Change
GAAP Revenues						
Credit						
Management Fees[(1)]	$ 391,313	$ 368,016	6%	$ 1,606,668	$ 1,397,873	15%
Administrative, Transaction and Other Fees	57,847	54,609	6%	225,200	216,599	4%
Fee Offsets[(2)]	(7,355)	—	nm	(24,518)	—	nm
Total Management and Other Fees, Net	441,805	422,625	5%	1,807,350	1,614,472	12%
Performance Revenues	94	979	(90%)	5,215	5,846	(11%)
Revenues - Credit	441,899	423,604	4%	1,812,565	1,620,318	12%
Real Assets						
Management Fees[(3)]	112,865	105,427	7%	419,115	319,083	31%
Administrative, Transaction and Other Fees	27,197	11,444	138%	91,700	37,413	145%
Fee Offsets[(4)]	(3,713)	—	nm	(8,331)	—	nm
Total Management and Other Fees, Net	136,349	116,871	17%	502,484	356,496	41%
Performance Revenues	8	—	nm	20,433	6,308	224%
Revenues - Real Assets	136,357	116,871	17%	522,917	362,804	44%
GP Strategic Capital						
Management Fees[(5)]	157,387	149,926	5%	604,917	591,011	2%
Administrative, Transaction and Other Fees	17,409	12,705	37%	50,050	44,698	12%
Total Management and Other Fees, Net	174,796	162,631	7%	654,967	635,709	3%
Revenues - GP Strategic Capital	174,796	162,631	7%	654,967	635,709	3%
GAAP Revenues	**753,052**	**703,106**	**7%**	**2,990,449**	**2,618,831**	**14%**

For information on and reconciliation of the Company's non-GAAP measures, please see slides 33 to 37.

Note 1. Includes Part I Fees of $135,747, $135,459, $566,773 and $541,519 for 2Q'26, 2Q'25, 2Q'26 LTM and 2Q'25 LTM, respectively, and includes $5,291, $11,088 and $9,637 of catch-up fees for 2Q'25, 2Q'26 LTM and 2Q'25 LTM, respectively.
Note 2. 2Q'26 LTM includes Fee Offsets of $(7,355), $(7,356), $(7,355) and $(2,452) for 2Q'26, 1Q'26, 4Q'25 and 3Q'25, respectively.
Note 3. Includes $1,453 and $1,453 of catch-up fees for 2Q'25 and 2Q'25 LTM, respectively.
Note 4. 2Q'26 LTM includes Fee Offsets of $(3,713), $(3,516) and $(1,102) for 2Q'26, 1Q'26 and 4Q'25, respectively.
Note 5. Includes Part I Fees of $1,294, $2,506, $5,529 and $7,258 for 2Q'26, 2Q'25, 2Q'26 LTM and 2Q'25 LTM, respectively, and includes $4,891, $395, $6,412 and $9,099 of catch-up fees for 2Q'26, 2Q'25, 2Q'26 LTM and 2Q'25 LTM, respectively.

30

31 Quarter Ended (dollars in thousands, except per share data) 2Q'26 1Q'26 4Q'25 3Q'25 2Q'25 FRE Revenues FRE Management Fees, (Including Part I Fees) $ 672,608 $ 674,888 $ 668,228 $ 659,151 $ 620,152 FRE Administrative, Transaction and Other Fees 31,918 31,188 29,234 30,110 25,779 Fee Offsets (11,068) (10,872) (8,457) (2,452) — Total FRE Management and Other Fees, Net 693,458 695,204 689,005 686,809 645,931 FRE Performance Revenues 102 4,679 12,468 188 119 FRE Revenues 693,560 699,883 701,473 686,997 646,050 FRE Expenses FRE Compensation and Benefits 194,935 201,347 179,982 208,163 188,942 FRE General, Administrative and Other Expenses 92,885 89,806 89,449 86,587 88,859 FRE Expenses 287,820 291,153 269,431 294,750 277,801 Fee-Related Earnings 392,180 393,626 416,627 376,175 358,343 Distributable Earnings 351,240 292,542 382,540 341,002 323,014 Adjusted Per Share Information Fee-Related Earnings per Adjusted Share $ 0.25 $ 0.25 $ 0.27 $ 0.24 $ 0.23 Distributable Earnings per Adjusted Share $ 0.22 $ 0.19 $ 0.24 $ 0.22 $ 0.21 Non-GAAP Results Summary (Unaudited) For information on and reconciliation of the Company's non-GAAP measures, please see slides 33 to 37.

FRE Revenues (Unaudited)

(dollars in thousands)	Quarter Ended 2Q'26	2Q'25	% Change	Last Twelve Months 2Q'26	2Q'25	% Change
FRE Revenues						
Credit						
FRE Management Fees[1]	$ 391,313	$ 368,016	6%	$ 1,606,668	$ 1,397,873	15%
FRE Administrative, Transaction and Other Fees	20,189	22,942	(12%)	91,999	92,884	(1%)
Fee Offsets[2]	(7,355)	—	nm	(24,518)	—	nm
Total FRE Management and Other Fees, Net	404,147	390,958	3%	1,674,149	1,490,757	12%
FRE Performance Revenues	94	119	(21%)	2,567	2,880	(11%)
FRE Revenues - Credit	404,241	391,077	3%	1,676,716	1,493,637	12%
Real Assets						
FRE Management Fees[3]	112,865	91,093	24%	419,115	285,430	47%
FRE Administrative, Transaction and Other Fees	7,686	627	nm	19,990	1,837	nm
Fee Offsets[4]	(3,713)	—	nm	(8,331)	—	nm
Total FRE Management and Other Fees, Net	116,838	91,720	27%	430,774	287,267	50%
FRE Performance Revenues	8	—	nm	14,870	5,748	159%
FRE Revenues - Real Assets	116,846	91,720	27%	445,644	293,015	52%
GP Strategic Capital						
FRE Management Fees[5]	168,430	161,043	5%	649,092	635,477	2%
FRE Administrative, Transaction and Other Fees	4,043	2,210	83%	10,461	8,122	29%
Total FRE Management and Other Fees, Net	172,473	163,253	6%	659,553	643,599	2%
FRE Revenues - GP Strategic Capital	172,473	163,253	6%	659,553	643,599	2%
FRE Revenues	**693,560**	**646,050**	**7%**	**2,781,913**	**2,430,251**	**14%**

For information on and reconciliation of the Company's non-GAAP measures, please see slides 33 to 37.

Note 1. Includes Part I Fees of $135,747, $135,459, $566,773 and $541,519 for 2Q'26, 2Q'25, 2Q'26 LTM and 2Q'25 LTM, respectively, and includes $5,291, $11,088 and $9,637 of catch-up fees for 2Q'25, 2Q'26 LTM and 2Q'25 LTM, respectively.
Note 2. 2Q'26 LTM includes Fee Offsets of $(7,355), $(7,356), $(7,355) and $(2,452) for 2Q'26, 1Q'26, 4Q'25 and 3Q'25, respectively.
Note 3. Includes $1,453 and $1,453 of catch-up fees for 2Q'25 and 2Q'25 LTM, respectively.
Note 4. 2Q'26 LTM includes Fee Offsets of $(3,713), $(3,516) and $(1,102) for 2Q'26, 1Q'26 and 4Q'25, respectively.
Note 5. Includes Part I Fees of $1,294, $2,506, $5,529 and $7,258 for 2Q'26, 2Q'25, 2Q'26 LTM and 2Q'25 LTM, respectively, and includes $4,891, $395, $6,412 and $9,099 of catch-up fees for 2Q'26, 2Q'25, 2Q'26 LTM and 2Q'25 LTM, respectively.

32

33 Non-GAAP and Other Measures GAAP Margin Calculated as income before income taxes, divided by total revenues. Fee-Related Earnings, or FRE, and Related Components Fee-Related Earnings (“FRE”) is a supplemental non-GAAP measure of our core operating performance used to make operating decisions and assess our core operating results, focusing on whether our core revenue streams, primarily consisting of management fees, are sufficient to cover our core operating expenses. FRE performance revenues refers to the GAAP performance revenues that are measured and eligible to be received on a recurring basis and not dependent on realization events from the underlying investments. Management also reviews the components that comprise Fee-Related Earnings (i.e., FRE revenues and FRE expenses) on the same basis used to calculate Fee-Related Earnings, and such components are also non-GAAP measures and have been identified with the prefix “FRE” throughout this presentation. Fee- Related Earnings exclude various items that are required for the presentation of our results under GAAP, including the following: noncontrolling interests in Blue Owl Holdings; equity-based compensation expense; compensation expenses related to capital contributions in certain subsidiary holding companies that are in-turn paid as compensation to certain employees, as such contributions are not included in Fee-Related Earnings or Distributable Earnings (“DE”); amortization of acquisition-related earnouts and transaction bonuses; amortization of intangible assets; “Transaction Expenses” as defined below; expense support payments and subsequent reimbursements; net gains (losses) on investments; interest and dividend income; interest expense; changes in TRA, warrant and earnout liabilities; and taxes. Transaction expenses are expenses incurred in connection with acquisitions and strategic transactions, including subsequent adjustments related to such transactions, that were not eligible to be netted against consideration or recognized as acquired assets and assumed liabilities in the relevant transactions (“Transaction Expenses”). FRE revenues also exclude the portion of IPI catch-up fees earned that relate to periods prior to the closing of the IPI Acquisition, as such amounts are payable as contingent consideration to the sellers. FRE revenues and FRE expenses also exclude DE performance revenues and related compensation expense, as well as revenues and expenses related to amounts reimbursed by our products, including administrative fees and dealer manager reallowed commissions, that have no impact to our bottom line operating results, and therefore FRE revenues and FRE expenses do not represent our total revenues or total expenses in any given period. DE performance revenues refers to GAAP performance revenues that are not FRE performance revenues. Distributable Earnings or DE Distributable Earnings is a supplemental non-GAAP measure of operating performance that equals Fee-Related Earnings plus or minus, as relevant, DE performance revenues and related compensation, interest and dividend income, interest expense, as well as amounts payable for taxes and payments made pursuant to the TRA. Amounts payable for taxes presents the current income taxes payable, excluding the impact of tax contingency-related accrued expenses or benefits, as such amounts are included when paid or received, related to the respective period’s earnings, assuming that all Distributable Earnings were allocated to Blue Owl Capital Inc., which would occur following the exchange of all Common Units and Incentive Units for Class A Shares. Current income taxes payable and payments made pursuant to the TRA reflect the benefit of tax deductions that are excluded when calculating Distributable Earnings (e.g., equity-based compensation expenses, Transaction Expenses, tax goodwill, etc.). If these tax deductions were to be excluded from amounts payable for taxes, Distributable Earnings would be lower and our effective tax rate would appear to be higher, even though a lower amount of income taxes would have been paid or payable for a period’s earnings. We make these adjustments when calculating Distributable Earnings to more accurately reflect the net realized earnings that are expected to be or become available for distribution or reinvestment into our business. Management believes that Distributable Earnings can be useful as a supplemental performance measure to our GAAP results in assessing the amount of earnings available for distribution. FRE Margin FRE Margin is a supplemental non-GAAP measure that equals Fee-Related Earnings before net (income) loss allocated to noncontrolling interests, divided by FRE revenues. Management believes that FRE Margin can be useful as a supplemental performance measure used to make operating decisions and assess our core operating results. Adjusted Shares Adjusted Shares represents the weighted-average outstanding interests that are participating in distributions as of the end of each respective period. Adjusted Shares is the sum of Blue Owl Capital Inc.’s Class A Shares (and Class B Shares to the extent outstanding in the future), Common Units and vested Incentive Units of Blue Owl Holdings. Common Units and Incentive Units are limited partner interests held by certain members of management and employees, as well as other third parties in Blue Owl Holdings. Subject to certain restrictions, Common Units are exchangeable on a one-for-one basis for either Class A Shares or Class B Shares if held by certain senior members of management. A vested Incentive Unit may convert into a Common Unit upon becoming economically equivalent on a tax basis to a Common Unit.

Non-GAAP Reconciliations

	Quarter Ended					Last Twelve Months	
(dollars in thousands)	2Q'26	1Q'26	4Q'25	3Q'25	2Q'25	2Q'26	2Q'25
GAAP Net Income Attributable to Class A Shares	**$ 11,393**	**$ 15,542**	**$ 47,667**	**$ 6,310**	**$ 17,426**	**$ 80,912**	**$ 75,404**
Net income attributable to noncontrolling interests	49,271	64,051	103,081	41,063	53,270	257,466	202,341
Income tax expense	10,281	16,240	17,006	7,948	13,798	51,475	33,284
GAAP Income Before Income Taxes	**70,945**	**95,833**	**167,754**	**55,321**	**84,494**	**389,853**	**311,029**
Strategic Revenue-Share Purchase consideration amortization	11,043	11,044	11,044	11,044	11,117	44,175	44,466
DE performance revenues	—	(1,386)	(6,825)	—	(860)	(8,211)	(3,526)
DE performance revenues compensation	—	1,178	5,801	—	732	6,979	2,793
IPI Acquisition-related catch-up fees payable to sellers	—	—	—	—	(14,334)	—	(33,653)
Equity-based compensation - other	86,026	92,983	81,541	80,807	75,166	341,357	279,517
Equity-based compensation - acquisition-related	83,257	85,686	62,995	75,446	76,837	307,384	183,542
Equity-based compensation - Business Combination grants	16,592	16,853	17,170	16,835	17,051	67,450	62,600
Acquisition-related cash amortization	979	979	979	979	979	3,916	3,608
Capital-related compensation	(24)	303	50	330	915	659	4,380
Amortization of intangible assets	85,478	84,538	87,355	92,652	89,472	350,023	324,272
Transaction Expenses	724	(588)	2,403	31	9,343	2,570	89,170
Expense support	5,254	7,651	2,531	1,447	2,549	16,883	(1,311)
Net (gains) losses on investments	1,480	(4,755)	6,721	(9,736)	2,420	(6,290)	14,204
Change in TRA liability	2,918	2,395	4,326	2,980	2,026	12,619	(2,737)
Change in warrant liability	—	—	—	—	—	—	26,650
Change in earnout liability	6,009	(16,100)	(41,402)	33,404	(20,629)	(18,089)	4,698
Interest and dividend income	(12,681)	(11,765)	(11,294)	(11,645)	(11,015)	(47,385)	(45,875)
Interest expense	47,740	43,881	40,893	42,352	41,986	174,866	147,205
Fee-Related Earnings Before Noncontrolling Interests	**405,740**	**408,730**	**432,042**	**392,247**	**368,249**	**1,638,759**	**1,411,032**
Net income allocated to noncontrolling interests included in Fee-Related Earnings	(13,560)	(15,104)	(15,415)	(16,072)	(9,906)	(60,151)	(40,105)
Fee-Related Earnings	**392,180**	**393,626**	**416,627**	**376,175**	**358,343**	**1,578,608**	**1,370,927**
DE performance revenues	—	1,386	6,825	—	860	8,211	3,526
DE performance revenues compensation	—	(1,178)	(5,801)	—	(732)	(6,979)	(2,793)
Interest and dividend income	12,681	11,765	11,294	11,645	11,015	47,385	45,875
Interest expense	(47,740)	(43,881)	(40,893)	(42,352)	(41,986)	(174,866)	(147,205)
Taxes and TRA payments	(5,881)	(69,176)	(5,512)	(4,466)	(4,486)	(85,035)	(68,616)
Distributable Earnings	**$ 351,240**	**$ 292,542**	**$ 382,540**	**$ 341,002**	**$ 323,014**	**$ 1,367,324**	**$ 1,201,714**

34

Non-GAAP Reconciliations (cont'd)

(dollars in thousands, except share and per share data)	Quarter Ended 2Q'26	1Q'26	4Q'25	3Q'25	2Q'25	Last Twelve Months 2Q'26	2Q'25
Weighted-Average Adjusted Shares							
Class A Shares[1]	678,482,611	670,063,345	665,140,357	655,630,319	637,712,824		
Common Units and Vested Incentive Units	900,371,915	902,292,698	903,439,688	907,673,489	918,707,507		
Total Weighted-Average Adjusted Shares	**1,578,854,526**	**1,572,356,043**	**1,568,580,045**	**1,563,303,808**	**1,556,420,331**		
Earnings per Class A Share - Basic	$ 0.02	$ 0.02	$ 0.07	$ 0.01	$ 0.03		
Earnings per Class A Share - Diluted	$ 0.02	$ 0.02	$ 0.07	$ 0.01	$ 0.02		
Fee-Related Earnings per Adjusted Share	$ 0.25	$ 0.25	$ 0.27	$ 0.24	$ 0.23		
Distributable Earnings per Adjusted Share	$ 0.22	$ 0.19	$ 0.24	$ 0.22	$ 0.21		
GAAP Management Fees	**$ 661,565**	**$ 663,844**	**$ 657,184**	**$ 648,107**	**$ 623,369**	**$ 2,630,700**	**$ 2,307,967**
Strategic Revenue-Share Purchase consideration amortization	11,043	11,044	11,044	11,044	11,117	44,175	44,466
IPI Acquisition-related catch-up fees payable to sellers	—	—	—	—	(14,334)	—	(33,653)
FRE Management Fees	**$ 672,608**	**$ 674,888**	**$ 668,228**	**$ 659,151**	**$ 620,152**	**$ 2,674,875**	**$ 2,318,780**
GAAP Administrative, Transaction, and Other Fees	**$ 102,453**	**$ 94,774**	**$ 87,576**	**$ 82,147**	**$ 78,758**	**$ 366,950**	**$ 298,710**
Reimbursed expenses	(70,535)	(63,586)	(58,342)	(52,037)	(52,979)	(244,500)	(195,867)
FRE Administrative, Transaction and Other Fees	**$ 31,918**	**$ 31,188**	**$ 29,234**	**$ 30,110**	**$ 25,779**	**$ 122,450**	**$ 102,843**
Performance Revenues	**$ 102**	**$ 6,065**	**$ 19,293**	**$ 188**	**$ 979**	**$ 25,648**	**$ 12,154**
DE performance revenues	—	(1,386)	(6,825)	—	(860)	(8,211)	(3,526)
FRE Performance Revenues	**$ 102**	**$ 4,679**	**$ 12,468**	**$ 188**	**$ 119**	**$ 17,437**	**$ 8,628**
GAAP Revenues	**$ 753,052**	**$ 753,811**	**$ 755,596**	**$ 727,990**	**$ 703,106**	**$ 2,990,449**	**$ 2,618,831**
Strategic Revenue-Share Purchase consideration amortization	11,043	11,044	11,044	11,044	11,117	44,175	44,466
DE performance revenues	—	(1,386)	(6,825)	—	(860)	(8,211)	(3,526)
IPI Acquisition-related catch-up fees payable to sellers	—	—	—	—	(14,334)	—	(33,653)
Reimbursed expenses	(70,535)	(63,586)	(58,342)	(52,037)	(52,979)	(244,500)	(195,867)
FRE Revenues	**$ 693,560**	**$ 699,883**	**$ 701,473**	**$ 686,997**	**$ 646,050**	**$ 2,781,913**	**$ 2,430,251**

Note 1. Excludes 10,027,231, 10,454,071, 10,665,581, 11,482,022 and 11,972,391, respectively, fully vested restricted stock units that do not participate in dividends until settled but that are included in the denominator for GAAP basic earnings per share.

35

Non-GAAP Reconciliations (cont'd)

	Quarter Ended					Last Twelve Months	
(dollars in thousands)	2Q'26	1Q'26	4Q'25	3Q'25	2Q'25	2Q'26	2Q'25
GAAP Compensation and Benefits	**$ 359,408**	**$ 375,874**	**$ 313,426**	**$ 341,374**	**$ 326,300**	**$ 1,390,082**	**$ 1,217,829**
DE performance revenues compensation	—	(1,178)	(5,801)	—	(732)	(6,979)	(2,793)
Equity-based compensation - other	(86,026)	(92,983)	(81,541)	(80,807)	(75,166)	(341,357)	(279,517)
Equity-based compensation - acquisition-related	(28,350)	(31,401)	(8,158)	(15,077)	(19,914)	(82,986)	(65,121)
Equity-based compensation - Business Combination grants	(16,592)	(16,853)	(17,170)	(16,835)	(17,051)	(67,450)	(62,600)
Acquisition-related cash amortization	(979)	(979)	(979)	(979)	(979)	(3,916)	(3,608)
Capital-related compensation	24	(303)	(50)	(330)	(915)	(659)	(4,380)
Reimbursed expenses	(32,550)	(30,830)	(19,745)	(19,183)	(22,601)	(102,308)	(88,937)
FRE Compensation and Benefits	**$ 194,935**	**$ 201,347**	**$ 179,982**	**$ 208,163**	**$ 188,942**	**$ 784,427**	**$ 710,873**
GAAP General, Administrative and Other Expenses	**$ 191,755**	**$ 183,910**	**$ 187,817**	**$ 181,288**	**$ 188,052**	**$ 744,770**	**$ 621,556**
Equity-based compensation - acquisition-related	(54,907)	(54,285)	(54,837)	(60,369)	(56,923)	(224,398)	(118,421)
Transaction Expenses	(724)	588	(2,403)	(31)	(9,343)	(2,570)	(89,170)
Expense support	(5,254)	(7,651)	(2,531)	(1,447)	(2,549)	(16,883)	1,311
Reimbursed expenses	(37,985)	(32,756)	(38,597)	(32,854)	(30,378)	(142,192)	(106,930)
FRE General, Administrative and Other Expenses	**$ 92,885**	**$ 89,806**	**$ 89,449**	**$ 86,587**	**$ 88,859**	**$ 358,727**	**$ 308,346**

36

37 Non-GAAP Reconciliations (cont’d) Quarter Ended Last Twelve Months (dollars in thousands) 2Q'26 2Q'25 2Q'26 2Q'25 Income Before Income Taxes $ 70,945 $ 84,494 $ 389,853 $ 311,029 GAAP Revenues $ 753,052 $ 703,106 $ 2,990,449 $ 2,618,831 GAAP Margin 9.4% 12.0% 13.0% 11.9% Fee-Related Earnings Before Noncontrolling Interests $ 405,740 $ 368,249 $ 1,638,759 $ 1,411,032 FRE Revenues $ 693,560 $ 646,050 $ 2,781,913 $ 2,430,251 FRE Margin 58.5% 57.0% 58.9% 58.1%

38 Defined Terms Assets Under Management or AUM Refers to the assets that we manage, and is generally equal to the sum of (i) net asset value (“NAV”); (ii) drawn and undrawn debt; (iii) uncalled capital commitments; (iv) total managed assets for certain Credit and Real Assets products; and (v) par value of collateral for collateralized loan obligations (“CLOs”) and other securitizations. our BDCs Refers to the business development companies (“BDCs”) we manage, as regulated under the Investment Company Act of 1940, as amended (the “Investment Company Act”): Blue Owl Capital Corporation (NYSE: OBDC) (“OBDC”), Blue Owl Capital Corporation II (“OBDC II”), Blue Owl Technology Finance Corp. (NYSE: OTF) (“OTF”), Blue Owl Credit Income Corp. (“OCIC”), Blue Owl Technology Income Corp. (“OTIC”), until January 13, 2025, Blue Owl Capital Corporation III (“OBDE”) and, until March 24, 2025, Blue Owl Technology Finance Corp. II (“OTF II”). Blue Owl, the Company, the firm, we, us, and our Refers to Blue Owl Capital Inc. and its consolidated subsidiaries. Blue Owl Holdings Refers to Blue Owl Capital Holdings LP. Business Combination Refers to the transactions contemplated by the business combination agreement dated as of December 23, 2020 (as the same has been or may be amended, modified, supplemented or waived from time to time), by and among Altimar Acquisition Corporation, Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP and Neuberger Berman Group LLC, which transactions were completed on May 19, 2021. Credit Refers to our Credit platform that includes (i) our direct lending strategy, which offers private credit solutions to primarily upper-middle-market companies through differentiated access points; (ii) alternative credit, which targets credit-oriented investments in markets underserved by traditional lenders or the broader capital markets, with deep expertise investing across specialty finance, private corporate credit and equipment leasing; (iii) investment grade credit, which focuses on generating capital-efficient investment income through asset-backed finance, private corporate credit, and structured products; and (iv) liquid credit, which focuses on the management of CLOs. Our Credit platform also includes our other adjacent investment strategies (e.g., strategic equity and healthcare opportunities). Fee-Paying AUM or FPAUM Refers to the AUM on which management fees and/or FRE performance revenues are earned. For our Regulated Products, FPAUM is generally equal to total assets (including assets acquired with debt but excluding cash). For our other Credit products, excluding CLOs, FPAUM is generally equal to NAV, investment cost, market value or statutory book value. FPAUM also includes uncalled committed capital for products where we earn management fees thereon. For CLOs and other securitizations, FPAUM is generally equal to the par value of collateral. For Real Assets, FPAUM is generally equal to a combination of capital commitments, the cost of unrealized investments during the investment period and the cost of unrealized investments after the investment period; however, for certain Real Assets products, FPAUM is based on NAV, market value or statutory book value. For our GP Strategic Capital products, FPAUM for the GP minority stakes strategy is generally equal to capital commitments during the investment period and the cost of unrealized investments after the investment period. For GP Strategic Capital’s other strategies, FPAUM is generally equal to investment cost. Fitch Refers to Fitch Ratings credit rating agency. GP Strategic Capital Refers to our GP Strategic Capital platform that primarily focuses on acquiring equity stakes in, and providing debt financing to, large, multi- product private equity and private credit firms through two investment strategies: GP minority stakes and GP debt financing, and also includes our professional sports minority stakes strategy. Gross IRR Refers to an annualized since inception gross internal rate of return of cash flows to and from the product and the product’s residual value at the end of the measurement period. Gross IRRs are calculated before giving effect to management fees (including Part I Fees), Part II Fees and carried interest, as applicable, but net of all other expenses. Gross Return Refers to a return that is equal to the percentage change in the value of a product's portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees and carried interest allocated to the general partner of special limited partners, or other fees and expenses. Institutional Equity Fundraise Includes insurance, internal fundraise and GP commitments.

39 Defined Terms (cont’d) IPI Acquisition Refers to the acquisition of the business of digital infrastructure fund manager IPI Partners, LLC that was completed on January 3, 2025. Moody's Refers to Moody's credit rating agency. Net IRR Refers to an annualized since inception net internal rate of return of cash flows to and from the product and the product’s residual value at the end of the measurement period. Net IRRs reflect returns to all investors. Net IRRs are calculated after giving effect to management fees (including Part I Fees), Part II Fees and carried interest, as applicable, and all other expenses. An individual investor’s IRR may differ from the reported IRR based on the timing of capital transactions. Net Return Refers to a return that is equal to the percentage change in the value of a product's portfolio, adjusted for all contributions and withdrawals (cash flows) after the effects of management fees, incentive fees and carried interest allocated to the general partner of special limited partners, or other fees and expenses. OWLCX Refers to Blue Owl Alternative Credit Fund, a non-diversified, closed-end management investment company registered under the Investment Company Act that is operated as an “interval fund.” Part I Fees Refers to quarterly performance income on the net investment income of our BDCs, OWLCX and similarly structured products, subject to a fixed hurdle rate. These fees are classified as management fees throughout this presentation, as they are predictable and recurring in nature, not subject to repayment, and cash-settled each quarter. Part II Fees Generally refers to fees from our BDCs and similarly structured products that are paid in arrears as of the end of each measurement period when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception. Part II Fees are classified as performance revenues throughout this presentation. Permanent Capital Refers to AUM in products that have an indefinite term and do not have a requirement to exit investments and return the proceeds to investors after a prescribed period. Some of these products, however, may be required or can elect to return all or a portion of capital gains and investment income, and some may have periodic tender offers or redemptions. Permanent Capital includes certain products that are subject to management fee step downs or roll-offs or both over time. Real Assets Refers, unless context indicates otherwise, to our Real Assets platform that includes our net lease strategy, which focuses on acquiring net- leased real estate occupied by investment grade and creditworthy tenants; real estate credit, which offers a diverse range of competitive financing solutions; and digital infrastructure, which focuses on acquiring, financing, developing, and operating data centers and related digital infrastructure assets. our Regulated Products Refers to our BDCs and OWLCX. S&P Refers to Standard & Poor's credit rating agency. Tax Receivable Agreement or TRA Refers to the Second Amended and Restated Tax Receivable Agreement, dated as of April 1, 2025, as may be amended from time to time by and among the Blue Owl, Blue Owl Capital GP LLC, Blue Owl Holdings, Blue Owl Capital Carry LP (solely for purposes of Section 7.18(b) thereof) and each of the Partners (as defined therein) party thereto.